                                                                Exhibit 10.16(j)

                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is made and entered into on
this       day of          , 1997, effective January 2, 1998, (the "Effective
Date"), by and between James H. Bolin ("Consultant") and RURAL/METRO CORPORATION, a Delaware corporation, its subsidiaries, affiliates, joint ventures and partnerships ("Rural/Metro").

                                 R E C I T A L S

         A. Consultant is currently employed by Rural/Metro in the position of President, pursuant to an Employment Agreement which is scheduled to expire on January 1, 1998.

         B. Consultant has expressed his intention to terminate his employment relationship with Rural/Metro when the term of his Employment Agreement expires on January 1, 1998.

         C. Consultant also has expressed a willingness to continue to serve Rural/Metro in a part-time consulting capacity and as a member of Rural/Metro's Board of Directors following the termination of his Employment Agreement. Consultant has been a valued member of Rural/Metro's management team for many years, and it is in Rural/Metro's best interest to retain access to Consultant's knowledge of Rural/Metro's business. Accordingly, Rural/Metro has decided to offer Consultant a position as a part-time independent contractor/consultant beginning after the January 1, 1998 termination of his Employment Agreement. The terms of this consulting arrangement are set forth below.
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NOW, THEREFORE, IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

1.       POSITION AND DUTIES.

         Consultant will be retained by Rural/Metro as a special consultant following the termination of his full-time employment on January 1, 1998. In this capacity, Consultant shall serve on the Rural/Metro Board of Directors for the balance of his current term, and Consultant agrees to accept any special Board positions or committee assignments to which he may be elected or appointed. In addition, Consultant shall work on such special projects as may be mutually agreed upon between Consultant and Rural/Metro's Chief Executive Officer. Consultant shall not be required to work on more than sixty (60) days in any calendar year without his consent.

2.       CONSULTING FEES.

         During the term of this Agreement, consulting fees will be paid to Consultant in such installments as may be agreed to from time to time by Consultant and Rural/Metro at the rate of $117,991.00 per year.

3.       STATUS.

         During the term of this Agreement, Consultant's status will be that of an independent contractor of Rural/Metro. As an independent contractor, Consultant agrees that he shall be responsible for the payment of his own income taxes, social security taxes, Medicare taxes, and any and all other taxes related to the fees received from Rural/Metro for services rendered under this Agreement. Consultant further agrees to indemnify and hold harmless Rural/Metro for any expenses or liabilities arising from or related to such taxes. Consultant specifically acknowledges that Rural/Metro will not provide workman's compensation coverage or unemployment coverage for Consultant. Consultant acknowledges that he is an independent contractor and is not entitled to
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coverage and acknowledges that he will not make and waives any right to make a claim against Rural/Metro suffered by Consultant performing under this Agreement.

4.       CONDITIONAL STOCK GRANT AND REPURCHASE AGREEMENT.

         Notwithstanding the definition of "Service" set forth in Section 3.1 of the Conditional Stock Grant and Repurchase Agreement dated May 14, 1993 between Consultant and Rural/Metro, as amended ("Stock Grant Agreement"), during the term of this Agreement, Consultant shall be considered in "Service" for purposes of the Stock Grant Agreement. As a consequence, pursuant to Section 3.4 of the Stock Grant Agreement, Consultant will continue to vest in shares of Rural/Metro stock granted to him under the Stock Grant Agreement after his status with Rural/Metro changes from full-time employee to part-time independent contractor on January 2, 1998 and such shares shall continue to be subject to all other terms and conditions of the Stock Grant Agreement. The Stock Grant Agreement is hereby amended to the extent that it is inconsistent with this Section 4.

5.       STOCK OPTION AGREEMENTS.

         Due to his continued relationship with Rural/Metro under this Agreement, Consultant shall be considered to be in the service of Rural/Metro during the term of this Agreement, for the purpose of the various Stock Option Agreements between Consultant and Rural/Metro. Therefore, for purposes of those stock options granted to Consultant under the Rural/Metro Corporation Amended and Restated 1992 Stock Option Plan, the Rural/Metro Corporation 1989 Employee Stock Option Plan, as amended, and the Rural/Metro Corporation Senior Management Stock Option Plan (the "Plans") that are not fully vested and exercisable as of the Effective Date, Consultant will continue to accrue vesting service during the term of this Agreement. Upon the expiration of this
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Agreement, Consultant shall cease accruing vesting service for purposes of any stock options granted to him under the Plans, unless Consultant continues to serve Rural/Metro.

      6. TERM AND TERMINATION.

         A. General. This Agreement is being executed as of the day and year first noted above but the services shall commence on January 2, 1998 and this Agreement will continue in effect until January 1, 2002, unless terminated earlier pursuant to the terms of this Agreement. This Agreement also may be terminated by the parties in any of the following ways: (a) Rural/Metro may elect to terminate this Agreement with or without "Cause", as defined below; or
(b) Consultant may elect to terminate this Agreement with or without "Good Reason," as defined below.

         B. Employment Continuation. Rural/Metro's obligations under this Agreement are expressly conditioned on the continuation of Consultant's employment with Rural/Metro through January 1, 1998 pursuant to the terms and conditions of the Employment Agreement previously entered into between Rural/Metro and Consultant. If the Employment Agreement or Consultant's employment with Rural/Metro is terminated for any reason by either Rural/Metro or Consultant prior to January 1, 1998, this Consulting Agreement will become null and void without any further action of any party.

         C. Release. Rural/Metro's obligations under this Agreement also are conditioned on Consultant executing a Release substantially in the form of the Release attached hereto as Exhibit A, on or before the close of business on January 22, 1998, and Consultant's forbearance of his right to revoke said Release. Should Consultant fail to execute the Release and deliver it to the Chief Executive Officer of Rural/Metro on or before January 22, 1998, or should Consultant revoke the Release, this Agreement will automatically terminate, releasing Rural/Metro from all obligations under this
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Agreement, and Consultant will be required to return any payments made to him under this Agreement between January 2, 1998 and January 31, 1998.

      7. TERMINATION BY RURAL/METRO.

         A. Termination For Cause. Rural/Metro may terminate this Agreement and Consultant's relationship with Rural/Metro for Cause at any time upon written notice to Consultant.

         For purposes of this Agreement, "Cause" shall be limited to termination resulting from a determination by Rural/Metro that Consultant: (a) has been convicted of a felony involving dishonesty, fraud, theft or embezzlement; (b) has repeatedly failed or refused, after written notice from Rural/Metro, in a material respect to follow reasonable policies or directives established by Rural/Metro; (c) has willfully and persistently failed, after written notice from Rural/Metro, to attend to material duties or obligations imposed upon him under this Agreement; (d) has performed an act or failed to act, which, if he were prosecuted and convicted, would constitute a felony involving $1,000 or more of money or property of Rural/Metro; or (e) has misrepresented or concealed a material fact for purposes of securing employment with Rural/Metro or this Consulting Agreement.

         Because Consultant is in a position which involves great responsibilities, Rural/Metro is not required to utilize its progressive discipline policy.

         Should Consultant be terminated for Cause, Rural/Metro shall be relieved of any further obligation under this Agreement.

         B. Termination Without Cause. Rural/Metro also may terminate this Agreement and Consultant's relationship with Rural/Metro without Cause at any time by giving thirty (30) days written notice to Consultant. In the event this Agreement and Consultant's relationship with Rural/Metro are terminated by Rural/Metro without Cause, Rural/Metro will continue to make the payments due to Consultant pursuant to paragraph 2 through January 1, 2002. If a "Change of Control" (as defined below) occurs, the remaining payments will be accelerated and paid in one lump-sum within thirty (30) days of the effective date of the Change of Control.

      8. TERMINATION BY CONSULTANT.

         Consultant may terminate this Agreement and his relationship with Rural/Metro with or without "Good Reason" in accordance with the provisions of this paragraph 8.

         A. Termination Without Good Reason. Consultant may terminate this Agreement and his relationship with Rural/Metro without Good Reason at any time by giving thirty (30) days written notice to Rural/Metro. If Consultant terminates this Agreement and his relationship with Rural/Metro without Good Reason, Rural/Metro's obligation to make any additional payments to Consultant under this Agreement will cease as of the effective date of such termination.

         B. Termination For Good Reason. Consultant also may terminate this Agreement and his relationship with Rural/Metro for "Good Reason". For this purpose, "Good Reason" means and includes (i) Rural/Metro's material breach of its obligations under this Agreement, or (ii) the occurrence of a Change of Control. If this Agreement and Consultant's relationship with Rural/Metro are terminated by Consultant for Good Reason, Rural/Metro will continue to make the payments due to Consultant pursuant to paragraph 2 through January 1, 2002. If a "Change of Control" (as defined below) occurs, the remaining payments will be accelerated and paid in one lump-sum within thirty (30) days of the effective date of the Change of Control.

         C. Material Breaches As Good Reason. Only a material breach by Rural/Metro will result in Good Reason for Consultant's termination of this Agreement. In addition, if a breach, even if material, is one that may be cured, the breach will not be considered to be material unless Rural/Metro fails to cure said breach within thirty (30)
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days after receiving written notice of said breach from Consultant or unless
Rural/Metro repeats said breach at any time after receiving said notice. A breach will not give rise to Good Reason for Consultant's termination of this Agreement unless Consultant notifies Rural/Metro of said breach and his intention to terminate this Agreement for Good Reason within thirty (30) days (or such longer period of time as may be agreed to by Rural/Metro) of the occurrence of the breach.

         D. Change of Control As Good Reason. Rural/Metro recognizes that Consultant's willingness to enter into this Agreement is based upon his desire to assist Rural/Metro in the implementation of the policies and strategies which he, as a member of the existing management team, helped to formulate. Rural/Metro also recognizes that Consultant is not willing to commit himself to providing the services called for by the Agreement unless he is assured that he will receive payments for a period of four (4) years if he is able to provide the requisite services. Since Consultant's goals and minimum requirements may be frustrated following a Change of Control, Rural/Metro is willing to allow Consultant to elect within two (2) years of receipt of knowledge of a Change of Control to terminate this Agreement and his relationship with Rural/Metro.

         For purposes of this Agreement, the term "Change of Control" means and includes:

                  (a) A sale, transfer or other disposition by Rural/Metro through a single transaction or a series of transactions of securities of Rural/Metro representing 30% or more of the combined voting power of Rural/Metro's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this Section, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Act")). For purposes of this Section, the term

         "Unrelated Person" shall mean and include any Person other than Rural/Metro, a wholly-owned subsidiary of Rural/Metro, or an employee benefit plan of Rural/Metro.

                  (b) A sale, transfer or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of Rural/Metro to an Unrelated Person or Unrelated Persons acting in concert with one another.

                  (c) A change in ownership of Rural/Metro through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner", directly or indirectly, of securities of Rural/Metro representing at least 30% of the combined voting power of Rural/Metro's then outstanding securities. For purposes of this Section, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the Act, provided that any pledgee of voting securities shall not be deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

                  (d) Any consolidation or merger of Rural Metro with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of Rural/Metro immediately prior to the consolidation or merger are the Beneficial Owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation's then outstanding securities.

                  (e) During any period of two (2) years, individuals who, at the beginning of such period, constituted the Board of Directors of Rural/Metro cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of such period.

                  (f) A change in control of Rural/Metro of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether Rural/Metro is subject to such reporting requirement. The filing of a proceeding for the reorganization of Rural/Metro under Chapter 11 of the Federal Bankruptcy Code or any successor or other statute of similar import shall not be deemed to be a Change of Control for the purpose of this Agreement.

      9. DEATH OR DISABILITY.

         This Agreement will terminate automatically on Consultant's death or Disability. Any amount payable under this Agreement to Consultant for services rendered prior to his death shall be paid to Consultant's surviving spouse, or if Consultant does not leave a surviving spouse, to Consultant's estate. No other benefits shall be payable to Consultant's heirs pursuant to this Agreement, but amounts may be payable pursuant to any life insurance or other benefit plans maintained by Rural/Metro.

         In the event of termination due to Disability, Rural/Metro will continue to make the payments due to Consultant pursuant to paragraph 2 for a period of 12 months after the effective date of the determination that Consultant is Disabled. Consultant shall be considered "Disabled" or to be suffering from a "Disability" for purposes of this paragraph 9 if, in the judgment of a licensed physician selected by the Board of Directors of Rural/Metro, Consultant is unable to perform the essential functions of his position required under this Agreement, with or without reasonable accommodation because of a physical or mental impairment. If Consultant disagrees with the determination of the physician appointed by the Board of Directors of Rural/Metro, a physician selected by
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Consultant shall determine if Consultant is Disabled. If the two physicians cannot agree, a third physician, selected by both physicians, shall determine if Consultant is Disabled. The determination by said third physician shall be binding and conclusive for all purposes.

10.      BENEFITS.

         Consultant acknowledges that, due to his status as an independent contractor, he will not be entitled to participate in any benefit plans Rural/Metro maintains for its employees. Consultant will maintain his rights under COBRA.

11.      CONFIDENTIALITY AND NON-DISCLOSURE.

         During the course of his employment, Consultant has been and will become exposed to a substantial amount of confidential and proprietary information, including, but not limited to financial information, annual reports, audited and unaudited financial reports, operational budgets and strategies, methods of operation, customer lists, strategic plans, business plans, marketing plans and strategies, new business strategies, merger and acquisition strategies, management systems programs, computer systems, personnel and compensation information and payroll data, and other such reports, documents or information (collectively the "Confidential and Proprietary Information"). In the event his relationship with Rural/Metro is terminated by either party for any reason, Consultant promises that he will not take with him any copies of such Confidential and Proprietary Information in any form, format or manner whatsoever (including computer print-outs, computer tapes, floppy disks, CD roms, etc.) nor will he disclose the same in whole or in part to any person or entity, in any manner either directly or indirectly. Excluded from this Agreement is information that is already disclosed to third parties and is in the public domain or that Rural/Metro consents to be disclosed, with such consent to be in writing. The provisions of this paragraph shall survive the termination of this Agreement.

12.      COVENANT-NOT-TO-COMPETE.

         A. Interests to be Protected. The parties acknowledge that during his relationship with Rural/Metro, Consultant has performed and will continue to perform essential services for Rural/Metro, its employees and shareholders, and for clients of Rural/Metro. Consultant has been and will be given an opportunity to meet, work with and develop close working relationships with Rural/Metro's clients on a first-hand basis and has gained and will gain valuable insight as to the clients' operations, personnel and need for services. In addition, Consultant has been and will be exposed to, have access to, and be required to work with, a considerable amount of Rural/Metro's Confidential and Proprietary Information.

         The parties also expressly recognize and acknowledge that the personnel of Rural/Metro have been trained by, and are valuable to, Rural/Metro and that if Rural/Metro must hire new personnel or retrain existing personnel to fill vacancies it will incur substantial expense in recruiting and training such personnel. The parties expressly recognize that should Consultant compete with Rural/Metro in any manner whatsoever, it could seriously impair the goodwill and diminish the value of Rural/Metro's business.

         The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Rural/Metro, its shareholders and employees.

         For these and other reasons, and the fact that there are many other employment opportunities available to Consultant if he should terminate, the parties are in full and complete agreement that the following restrictive covenants (which together are referred to as the "Covenant-Not-To-Compete") are fair and reasonable and are freely, voluntarily and knowingly entered into. Further, each party has been given the opportunity to consult with independent legal counsel before entering into this Agreement.

         B. Devotion to Rural/Metro. Consultant shall devote his best efforts to the performance of his duties on behalf of Rural/Metro. During the term of this

Agreement, Consultant shall not, without the express written consent of Rural/Metro, perform services for or participate in any activity competitive with or adverse to Rural/Metro's business, practice or affairs, whether alone or as partner, officer, director, employee of any corporation or as a trustee, fiduciary, consultant or other representative. However, Consultant may be a passive shareholder holding up to 2% of the outstanding stock of a publicly traded corporation that engages in activity that is competitive with or adverse to Rural/Metro's business. This paragraph is not intended to prohibit Consultant from engaging in other professional or nonprofessional activities that do not conflict with Rural/Metro's business or interests (such as board of directors' activity).

         C. Non-Solicitation of Clients. During the term of this Agreement and for a period of twenty-four (24) months after the termination of this Agreement, regardless of who initiates the termination and for whatever reason, Consultant shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, in any manner whatsoever, call upon, contact, encourage, handle or solicit client(s) of Rural/Metro with whom he has worked on behalf of Rural/Metro at any time prior to termination, or at the time of termination, for the purpose of soliciting or selling such customer the same, similar, or related services that he provided on behalf of Rural/Metro. This non-solicitation provision applies even if Consultant is terminated by Rural/Metro due to the cessation of operations in any geographical service area where he was engaged prior to termination, or at the time of termination.

         D. Non-Solicitation of Employees. During the term of this Agreement and for a period of twenty-four (24) months after the termination of this Agreement, regardless of who initiates the termination and for any reason, Consultant shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, seek to hire, and/or hire any of Rural/Metro's personnel or employees for the purpose of having such employee engage in services that are the same, similar or related to the services that such employee provided for Rural/Metro.

         E. Competing Business. During the term of this Agreement and for a period of twenty-four (24) months after the termination of this Agreement, regardless of who initiates the termination and for any reason, Consultant shall not, directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, in any manner whatsoever, engage in the same or similar business as Rural/Metro, which would be in direct competition with any Rural/Metro line of business, in any geographical service area where Rural/Metro is engaged in business, or was considering engaging in business at any time prior to the termination or at the time of termination. For the purposes of this provision, the term "competition" shall mean directly or indirectly engaging in or having a substantial interest in a business or operation which has been, is or will be, performing the same services provided by Rural/Metro.

         F. Judicial Amendment. If the scope of any provision of this Agreement is found by a court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason, it shall not affect the validity of the remaining provisions of this Agreement.

         G. Injunctive Relief, Damages and Forfeiture. Due to the nature of Consultant's position with Rural/Metro, and with full realization that a violation of this Agreement will Cause immediate and irreparable injury and damage, which is not readily measurable, and to protect Rural/Metro's interests, Consultant understands and agrees that in addition to instituting legal proceedings to recover damages resulting from a breach of this Agreement, Rural/Metro may seek to enforce this Agreement with an action for injunctive relief, to cease or prevent any actual or threatened violation of this Agreement on the part of Consultant.

         H. Survival. The provisions of this paragraph shall survive the termination of this Agreement except as otherwise provided in this Agreement.

         I. Termination. The provisions of this paragraph shall terminate if Consultant terminates this Agreement and his relationship with Rural/Metro for Good Reason pursuant to paragraph 8.B. Notwithstanding the forgoing, in no event shall the provisions of this paragraph terminate before December 31, 1999.

13.      OTHER AGREEMENTS AND AMENDMENTS.

         This Agreement, the Employment Agreement, the Conditional Stock Grant and Repurchase Agreement, and the various Stock Option Agreements between Consultant and Rural/Metro constitute the entire agreement between the parties as to the subject matter hereof. Accordingly, there are no side agreements or verbal agreements other than those which are stated in this document or in the Employment Agreement, the Conditional Stock Grant and Repurchase Agreement, or the Stock Option Agreements. Any amendment, modification or change in said Agreements must be done so in writing and signed by both parties. Rural/Metro and Consultant also were parties to a Change of Control Agreement dated December 1, 1995. Consultant acknowledges that the Change of Control Agreement terminated as of January 1, 1998 and is no longer in force or effect.

14.      SEVERABILITY.

         In the event a court or arbitrator declares that any provision of this Agreement is invalid or unenforceable, it shall not affect or invalidate any of the remaining provisions. Further, the court shall have the authority to re-write that portion of the Agreement it deems unenforceable, to make it enforceable.

15.      GOVERNING LAW.

         The laws of the State of Arizona shall govern the interpretation and application of all of the provisions of this Agreement.

16.      INDEMNITY.

         Consultant shall be indemnified in his position to the fullest extent permitted or required by the laws of the State of Delaware.

17.      DISPUTE RESOLUTION.

         A. Mediation. Any and all disputes arising under, pertaining to or touching upon this Agreement or the statutory rights or obligations of either party hereto, shall, if not settled by negotiation, be subject to non-binding mediation under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") in effect on the date of the first notice of demand for mediation, before an independent mediator selected by the parties pursuant to paragraph 17.D. Notwithstanding the foregoing, both Executive and Rural/Metro may seek preliminary judicial relief if such action is necessary to avoid irreparable damage during the pendency of the proceedings described in this paragraph 17. Any demand for mediation shall be made in writing and served upon the other party to the dispute, by certified mail, return receipt requested, at the business address of Rural/Metro, or at the last known residence address of Consultant, respectively. The demand shall set forth with reasonable specificity the basis of the dispute and the relief sought. The mediation will occur at a time and place convenient to the parties in Maricopa County, Arizona, within thirty (30) days of the date of selection or appointment of the mediator.

         B. Arbitration. In the event that the dispute is not settled through mediation, the parties shall then proceed to binding arbitration before a single independent arbitrator selected pursuant to paragraph 17.D. The mediator shall not serve as arbitrator. ALL DISPUTES INVOLVING ALLEGED UNLAWFUL EMPLOYMENT DISCRIMINATION, BREACH OF CONTRACT OR POLICY, OR EMPLOYMENT TORT COMMITTED BY RURAL/METRO OR A REPRESENTATIVE OF RURAL/METRO, INCLUDING CLAIMS OF VIOLATIONS OF FEDERAL OR STATE DISCRIMINATION STATUTES OR PUBLIC POLICY, SHALL BE RESOLVED PURSUANT TO THIS POLICY AND THERE SHALL BE NO RECOURSE TO COURT, WITH OR WITHOUT A JURY TRIAL. The arbitration hearing shall occur at a time and place convenient to the parties in Maricopa County, Arizona, within thirty (30) days of selection or appointment of the arbitrator. If Rural/Metro has adopted a policy that is applicable to arbitrations with executives, the arbitration shall be conducted in accordance with said policy to the extent that the policy is consistent with this Agreement and the Federal Arbitration Act, 9 U.S.C. Sections 1-16. If no such policy has been adopted, the arbitration shall be governed by the National Rules for the Resolution of Employment Disputes of AAA in effect on the date of the first notice of demand for arbitration. The arbitrator shall issue written findings of fact and conclusions of law, and an award, within fifteen
(15) days of the date of the hearing unless the parties otherwise agree.

         C. Damages. In cases of breach of contract or policy, damages shall be limited to contract damages. In cases of discrimination claims prohibited by statute, the arbitrator may direct payment consistent with the applicable statute. In cases of employment tort, the arbitrator may award punitive damages if proved by clear and convincing evidence. The arbitrator may award fees to the prevailing party and assess costs of the arbitration to the non-prevailing party. Issues of procedure, arbitrability, or confirmation of award shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, except that court review of the arbitrator's award shall be that of an appellate court reviewing a decision of a trial judge sitting without a jury.

         D. Selection of Mediators or Arbitrators. The parties shall select the mediator or arbitrator from a panel list made available by the AAA. If the parties are unable to agree to a mediator or arbitrator within ten (10) days of receipt of a demand for mediation or arbitration, the mediator or arbitrator will be chosen by alternatively striking from a list of five (5) mediators or arbitrators obtained by Rural/Metro from AAA. Consultant shall have the first strike.

18.      NOTICES.

         All notices, demands, or other communications given under this Agreement shall be in writing and shall be deemed to have been sufficiently given upon personal delivery, facsimile transmission, or by certified mail, return receipt requested, correctly addressed to the addresses of the parties as follows:

                  If to Consultant          James H. Bolin
                                            1524 West Port au Prince Lane
                                            Phoenix, Arizona 85023-5107


                  If to Rural/Metro         Warren Rustand
                                            Rural/Metro Corporation
                                            8401 East Indian School Road
                                            Scottsdale, Arizona  85251

         Consultant has signed this Agreement and Rural/Metro has caused this Agreement to be signed by its authorized representative on this ____ day of January, 1998.



         ________________________________________
                                   James H. Bolin


                                            RURAL/METRO
                                            CORPORATION, a Delaware corporation

                                                     By:
_______________________________________
                                                                     Its:

_______________________________________

                                   EXHIBIT "A"
                                     RELEASE

         This Release is made and entered into as of this _______ day of January, 1998, by James H. Bolin ("Consultant") in favor of RURAL/METRO CORPORATION, a Delaware corporation, its subsidiaries, affiliates, joint ventures and partnerships ("Rural/Metro"). Rural/Metro's obligations under its Consulting Agreement (the "Agreement") with Consultant are conditioned upon the Consultant delivering this Release to Rural/Metro's Chief Executive Officer on or before January 22, 1998.

                                 R E C I T A L S

         A. Consultant has been employed by Rural/Metro in the position of President. Consultant expressed a desire to reduce his work schedule and role with Rural/Metro effective January 1, 1998, but to continue to serve Rural/Metro as a member of its Board of Directors and as a part-time independent contractor/consultant after January 1, 1998. Consultant has made this decision for personal reasons and without any pressure or encouragement from Rural/Metro or any Rural/Metro officer or employee.

         B. Consultant and Rural/Metro entered into an Employment Agreement in February of 1997 ("Employment Agreement"), which governed the terms and conditions of Consultant's employment with Rural/Metro. The Employment Agreement between the parties expired on January 1, 1998.

         C. Consultant and Rural/Metro also have entered into a Consulting Agreement dated January ___, 1998 ("Consulting Agreement"), which governs the terms and conditions of Consultant's relationship with Rural/Metro as a part-time independent contractor/consultant. The Consulting Agreement is scheduled to expire January 1, 2002.

         D. Consultant understands that this Release is given as consideration for the payments and benefits provided to Consultant by Rural Metro in the Consulting Agreement between the parties.

         NOW, THEREFORE, THE TERMS OF THIS RELEASE ARE AS FOLLOWS:

         1. RELEASE OF CLAIMS.

         Consultant hereby agrees to forever release, discharge, cancel, waive, and acquit, for himself and for his marital community, heirs, executors, administrators and assigns, Rural/Metro, and any and all of its affiliates, subsidiaries, corporate parents, agents, directors, officers, owners, employees, attorneys, successors and assigns, of and from any and all employment based rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, which Consultant may have against it, them, or any of them arising out of, or by reason of any cause, matter, or thing whatsoever as of the date of execution of this Release by Consultant, WHETHER KNOWN OR UNKNOWN TO THE PARTIES AT THAT TIME.

         2. WAIVER OF ALL CLAIMS. Consultant agrees to waive all employment related claims against Rural/Metro including, without limitation, attorney's fees, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment between Consultant and Rural/Metro, including, but not limited to, any charge, claim, lawsuit or other proceeding arising under the Civil Rights Acts of 1866, 1964, 1991, Title VII as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act ("ADA"), the Age Discrimination in Employment Act ("ADEA"), the Labor Management Relations Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Equal Pay Act, the Rehabilitation Act of 1973, the Arizona Civil Rights Act, the Arizona Wage Statute, the Family and Medical Leave Act, Workers' Compensation claims, or any other federal, state or local statute.

         3. INDEMNIFICATION EXCEPTION.

         Notwithstanding any other provision in this Release, by the execution of this Release Consultant does not release or waive any claim Consultant my have to indemnification from Rural/Metro, whether such claim is based on contract, statute, or otherwise.

         4. WAIVER OF PARTICIPATION IN LITIGATION.

         Consultant further agrees neither to institute, nor cause to be instituted, any legal proceeding, including but not limited to, filing any claim or complaint with any government agency alleging any violation of law or public policy, against Rural/Metro and/or any and all of its affiliates, subsidiaries, corporate parents, agents, directors, officers, owners, employees, successors, and assignees premised upon any legal theory or claim whatsoever that exists as of the date of execution of this Release by Consultant, including but not limited to, contract, tort, wrongful discharge, personal injury, interference with contract, breach of contract, defamation, negligence, infliction of emotional distress, fraud, or deceit, except to enforce the terms of this Release.

         5. ACKNOWLEDGMENTS BY CONSULTANT. Consultant, by his execution of this Release, acknowledges that the following statements are true:

         A. Consultant has been given the opportunity and has, in fact, read this Release in its entirety and any of his questions concerning the Release have been answered to his satisfaction;

         B. Consultant has been advised to seek independent legal advice of his own choosing and has, in fact, done so;

         C. Consultant fully understands the contents of this Release and understands that it is a FULL WAIVER OF ALL CLAIMS, including arbitration claims and awards, against Rural/Metro and its affiliates, including any rights under ADEA or ADA, other than claims with respect to Consultant's rights under COBRA and his rights arising out of his participation in the qualified retirement plan sponsored by Rural/Metro or its affiliates (including, but not limited to, Rural/Metro's 401(k) Plan and its ESOP).

         D. Consultant has entered into this Release knowingly and voluntarily in consideration for the promises referenced in the Consulting Agreement, and that no other representations have been made to him to induce or influence his execution of this Release; and

         E. Consultant has been given at least 21 days within which to consider this Release before signing and seven days following his execution of the Release to revoke this Release. The Release shall not become effective or enforceable until the foregoing seven day revocation period has expired. Consultant's decision not to revoke this Release shall be reflected by his signing Attachment "A" hereto.


                                              ---------------------------
                                              James H. Bolin

                                 ATTACHMENT "A"

         By signing below, I hereby acknowledge that I have chosen not to revoke my agreement to, and execution of, the Release. My signature below confirms my renewed agreement to the terms of the Release, including the release and waiver of any and all claims relating to my employment with Rural/Metro Corporation and its successors, assigns, and affiliates and/or the termination of my employment with Rural/Metro.


                                            --------------------------------
                                            James H. Bolin


                                            --------------------------------
                                            Date


DO NOT SIGN, DATE, OR RETURN THIS ATTACHMENT TO RURAL/METRO UNTIL EIGHT DAYS AFTER YOU DATE AND SIGN THE RELEASE.